Exhibit 4.1

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of September 9, 2019

Between

EVERGY, INC.,

As Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

Creating series of Notes to be designated as:

2.45% Notes Due 2024

2.90% Notes Due 2029

Exhibit A – Form of 2024 Notes

Exhibit B – Form of 2029 Notes

i

THIS SEVENTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of September 9, 2019, between EVERGY, INC., a Missouri corporation (and successor by the Merger (hereinafter defined) to Great Plains Energy Incorporated, hereinafter called the “Predecessor Company”) (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (successor to BNY Midwest Trust Company), as Trustee (“Trustee”).

WITNESSETH:

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 2004 (the “Original Indenture” and, as amended by the Sixth Supplemental Indenture (hereinafter defined) and as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Predecessor Company’s Notes;

WHEREAS, pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, by and among Westar Energy, Inc., a Kansas corporation, the Predecessor Company, the Company, and King Energy, Inc., a Kansas corporation, the Predecessor Company merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, pursuant to the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”), dated as of June 4, 2018 to supplement the Original Indenture, the Company, as a successor corporation resulting from the Merger, assumed all of the obligations of the Predecessor Company under the Indenture, including the due and punctual payment of the principal of and premium, if any, and interest on the Notes Outstanding and the performance of every covenant of the Indenture on the part of the Predecessor Company to be performed or observed;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two series of Notes to be designated as the “2.45% Notes due 2024” (the “2024 Notes”) and the “2.90% Notes due 2029” (the “2029 Notes” and, together with the 2024 Notes, the “Securities”), the form and substance of the Securities of each series and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 2.05(c) of the Original Indenture provides that various matters with respect to any series of Notes issued under the Indenture may be established in an indenture supplemental to the Indenture;

WHEREAS, Section 13.01(a)(3) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Notes of any series as permitted by Section 2.01 of the Original Indenture or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 of the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee for the equal and ratable benefit of the Holders of the Securities and for the benefit of the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01.    Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture (as amended by the Sixth Supplemental Indenture).

Section 1.02.    Additional Definitions. Unless the context otherwise requires, a term defined in the Original Indenture (as amended by the Sixth Supplemental Indenture) has the same meaning when used in this Supplemental Indenture; provided, however, that, where a term is defined both in this Supplemental Indenture and in the Original Indenture (as amended by the Sixth Supplemental Indenture), the meaning given to such term in this Supplemental Indenture shall control for purposes of this Supplemental Indenture and (in respect of the 2024 Notes and the 2029 Notes but not any other series of Notes) the Original Indenture (as amended by the Sixth Supplemental Indenture).

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Securities to be redeemed (assuming, for this purpose, that the 2024 Notes matured on the 2024 Par Call Date and the 2029 Notes matured on the 2029 Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; or (3) if only one such Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration; telecopy: (312) 827-8542.

“entity” means any corporation, partnership (general, limited, limited liability or other), company (limited liability, joint-stock or other), joint venture or trust.

“Lien” means any mortgage, pledge, security interest, encumbrance or lien of any kind.

“Majority-Owned Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly by the Company.

“Merger” has the meaning set forth in the second paragraph of the Recitals hereof.

“Note Registrar” means The Bank of New York Mellon Trust Company, N.A., hereby appointed as an agency of the Company in accordance with Section 6.02 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Permitted Securitization” means any sale and/or contribution, or series of related sales and/or contributions, by the Company or any of its Subsidiaries of accounts receivable, payment intangibles, notes receivable and related rights and property (collectively, “receivables”) or interests therein to a trust, corporation or other entity, where the purchase of such receivables or interests therein is funded in whole or in part by the incurrence or issuance by the purchaser or any successor purchaser of indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such receivables or interests therein.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of (1) BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and (2) a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates and successors, unless any of them ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Securities” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“Sixth Supplemental Indenture” has the meaning set forth in the third paragraph of the Recitals hereof.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“2024 Maturity Date” has the meaning set forth in Section 2.03.

“2024 Notes” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“2024 Par Call Date” has the meaning set forth in Section 2.12.

“2029 Maturity Date” has the meaning set forth in Section 3.03.

“2029 Notes” has the meaning set forth in the fourth paragraph of the Recitals hereof.

“2029 Par Call Date” has the meaning set forth in Section 3.12.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

The Series of 2024 Notes

Section 2.01.    Title of the Notes. The 2024 Notes shall be designated as the “2.45% Notes due 2024.”

Section 2.02.    Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2024 Notes for original issue on the Original Issue Date in the aggregate principal amount of $800,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 2.01(a) and 2.05(c) of the Original Indenture. Such order shall specify the amount of the 2024 Notes to be authenticated, the date on which the original issue of 2024 Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2024 Notes that may initially be outstanding shall not exceed $800,000,000; provided, however, that the authorized aggregate principal amount of the 2024 Notes may be increased above such amount without the consent of the Holders of any then outstanding 2024 Notes by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the 2024 Notes. Any such additional notes, together with the 2024 Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the 2024 Notes, such additional notes will be issued under a separate CUSIP number.

Section 2.03.    Stated Maturity. The Stated Maturity of the 2024 Notes shall be September 15, 2024 (the “2024 Maturity Date”).

Section 2.04.    Interest and Interest Rate.

(a)    The 2024 Notes shall bear interest at the rate of 2.45% per annum, from and including their Original Issue Date of September 9, 2019, or from the most recent Interest

Payment Date to which interest has been paid, to, but excluding, the 2024 Maturity Date. Such interest shall be payable semi-annually in arrears, on the Interest Payment Dates of March 15 and September 15 in each year, commencing March 15, 2020. Interest accrued on the 2024 Notes from the last Interest Payment Date before the 2024 Maturity Date shall be payable on the 2024 Maturity Date.

(b)    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the 2024 Notes (or one or more predecessor securities) are registered on the Regular Record Date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the 2024 Notes remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the 2024 Notes do not remain in book-entry only form.

Section 2.05.    Place of Payment. Principal and interest payments on the 2024 Notes will be made by the Company to The Depository Trust Company (“DTC”) while it is the Depositary for the 2024 Notes, or if DTC shall cease to be the Depositary for the 2024 Notes, to the Trustee at its offices, as paying agent.

Section 2.06.    Place of Registration or Exchange; Notices and Demands With Respect to the 2024 Notes. The place where the Holders of the 2024 Notes may present the 2024 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2024 Notes shall be the Corporate Trust Office of the Trustee.

Section 2.07.    Global Notes.

(a)    The 2024 Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, fully registered, book-entry form, without interest coupons. The Global Note shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b)    DTC shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of 2024 Note attached as Exhibit A.

Section 2.08.    Form of Securities. The Global Note for the 2024 Notes shall be substantially in the form attached as Exhibit A.

Section 2.09.    Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2024 Notes.

Section 2.10.    Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2024 Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 2.11.    Limitation on Liens. The 2024 Notes shall be subject to the limitation on liens covenant set forth in Article Four of this Supplemental Indenture.

Section 2.12.    Optional Redemption. Except as described in Article III of the Original Indenture and this Section 2.12, the 2024 Notes may not be redeemed prior to the 2024 Maturity Date; provided however, that, to the extent any provision of Section 2.12 of this Supplemental Indenture is inconsistent with Article III of the Original Indenture, the provisions of Section 2.12 of this Supplemental Indenture shall supersede the provisions of Article III of the Original Indenture with respect to the 2024 Notes (but not any other series of Notes). Prior to August 15, 2024 (the “2024 Par Call Date”), the Company shall have the right to redeem the 2024 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2024 Notes to be redeemed; and

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes to be redeemed that would be due if such 2024 Notes matured on the 2024 Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the 2024 Par Call Date, the Company shall have the right to redeem the 2024 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2024 Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The election of the Company to redeem any of the 2024 Notes shall be evidenced by a notice of redemption to the Trustee at least 45 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice. Notwithstanding Section 3.02(a) of the Original Indenture, the Company’s election to redeem any of the 2024 Notes need not be evidenced by a Board Resolution.

Notice of redemption to each Holder of the 2024 Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in Section 15.10 of the Original Indenture, no less than 10 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any 2024 Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other 2024 Note.

Notwithstanding the foregoing, installments of interest on the 2024 Notes that are due and payable on an Interest Payment Date falling on our prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date.

ARTICLE THREE

The Series of 2029 Notes

Section 3.01.    Title of the Notes. The 2029 Notes shall be designated as the “2.90% Notes due 2029.”

Section 3.02.    Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2029 Notes for original issue on the Original Issue Date in the aggregate principal amount of $800,000,000, upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 2.01(a) and 2.05(c) of the Original Indenture. Such order shall specify the amount of the 2029 Notes to be authenticated, the date on which the original issue of 2029 Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2029 Notes that may initially be outstanding shall not exceed $800,000,000; provided, however, that the authorized aggregate principal amount of the 2029 Notes may be increased above such amount without the consent of the Holders of any then outstanding 2029 Notes by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the 2029 Notes. Any such additional notes, together with the 2029 Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the 2029 Notes, such additional notes will be issued under a separate CUSIP number.

Section 3.03.    Stated Maturity. The Stated Maturity of the 2029 Notes shall be September 15, 2029 (the “2029 Maturity Date”).

Section 3.04.    Interest and Interest Rate.

(a)    The 2029 Notes shall bear interest at the rate of 2.90% per annum, from and including their Original Issue Date of September 9, 2019, or from the most recent Interest Payment Date to which interest has been paid, to, but excluding, the 2029 Maturity Date. Such interest shall be payable semi-annually in arrears, on the Interest Payment Dates of March 15 and September 15 in each year, commencing March 15, 2020. Interest accrued on the 2029 Notes from the last Interest Payment Date before the 2029 Maturity Date shall be payable on the 2029 Maturity Date.

(b)    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the 2029 Notes (or one or more predecessor securities) are registered on the Regular Record Date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the 2029 Notes remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the 2029 Notes do not remain in book-entry only form.

Section 3.05.    Place of Payment. Principal and interest payments on the 2029 Notes will be made by the Company to DTC while it is the Depositary for the 2029 Notes, or if DTC shall cease to be the Depositary for the 2029 Notes, to the Trustee at its offices, as paying agent.

Section 3.06.    Place of Registration or Exchange; Notices and Demands With Respect to the 2029 Notes. The place where the Holders of the 2029 Notes may present the 2029 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2029 Notes shall be the Corporate Trust Office of the Trustee.

Section 3.07.    Global Notes.

(a)    The 2029 Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, fully registered, book-entry form, without interest coupons. The Global Note shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b)    DTC shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of 2029 Note attached as Exhibit B.

Section 3.08.    Form of Securities. The Global Note for the 2029 Notes shall be substantially in the form attached as Exhibit B.

Section 3.09.    Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2029 Notes.

Section 3.10.    Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2029 Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

Section 3.11.    Limitation on Liens. The 2029 Notes shall be subject to the limitation on liens covenant set forth in Article Four of this Supplemental Indenture.

Section 3.12.    Optional Redemption. Except as described in Article III of the Original Indenture and this Section 3.12, the 2029 Notes may not be redeemed prior to the 2029 Maturity Date; provided however, that, to the extent any provision of Section 3.12 of this Supplemental Indenture is inconsistent with Article III of the Original Indenture, the provisions of Section 3.12 of this Supplemental Indenture shall supersede the provisions of Article III of the Original Indenture with respect to the 2029 Notes (but not any other series of Notes). Prior to June 15, 2029 (the “2029 Par Call Date”), the Company shall have the right to redeem the 2029 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i)    100% of the principal amount of the 2029 Notes to be redeemed; and

(ii)    the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes to be redeemed that would be due if such 2029 Notes matured on the 2029 Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

On or after the 2029 Par Call Date, the Company shall have the right to redeem the 2029 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

The election of the Company to redeem any of the 2029 Notes shall be evidenced by a notice of redemption to the Trustee at least 45 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice. Notwithstanding Section 3.02(a) of the Original Indenture, the Company’s election to redeem any of the 2029 Notes need not be evidenced by a Board Resolution.

Notice of redemption to each Holder of the 2029 Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in Section 15.10 of the Original Indenture, no less than 10 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any 2029 Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other 2029 Note.

Notwithstanding the foregoing, installments of interest on the 2029 Notes that are due and payable on an Interest Payment Date falling on our prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date.

ARTICLE FOUR

Limitation on Liens

Section 4.01.    Limitation on Liens.

(a)    So long as any Securities remain outstanding, the Company shall not issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a Lien on any shares of capital stock or other equity interests of any Majority-Owned Subsidiary, which shares of capital stock or other equity interests the Company now or hereafter directly owns, without effectively securing the Securities equally and ratably with (or prior to) that indebtedness. The foregoing limitation does not limit the following Liens and indebtedness:

(i)    any Lien on shares of capital stock or other equity interests of an entity, which Lien exists at the time that such entity becomes a Majority-Owned Subsidiary;

(ii)    any Lien on shares of capital stock or other equity interests created at the time the Company acquires those shares of capital stock or other equity interests, or within 270 days after that time, to secure all or a portion of the purchase price for those shares of capital stock or other equity interests;

(iii)    any Lien on shares of capital stock or other equity interests in favor of the United States (or any State or territory thereof), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payment pursuant to any contract or statute;

(iv)    any Lien on shares of capital stock or other equity interests arising in connection with court proceedings; provided that either: (1) the execution or enforcement of that Lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that Lien are being contested in good faith by appropriate proceedings; (2) the payment of that Lien is covered in full by insurance and the insurance provider has not denied or contested coverage; or (3) so long as that Lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired;

(v)    any Lien on shares of capital stock or other equity interests in favor of the Company;

(vi)    any Lien on shares of capital stock or other equity interests of any special purpose subsidiary formed for the sole and exclusive purpose of the acquisition, development, ownership or operation of an asset with indebtedness as to which there is no recourse to the Company or any of its affiliates other than such subsidiary;

(vii)    any Lien on shares of capital stock or other equity interests of any special purpose, bankruptcy-remote subsidiary formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable, payment intangibles, accounts or notes receivable and related rights and property in connection with and pursuant to a Permitted Securitization; and

(viii)    the replacement, extension or renewal of any Lien referred to above, provided that: (1) the principal amount of indebtedness secured by those Liens immediately after the replacement, extension or renewal may not exceed the principal amount of indebtedness secured by those Liens immediately before the replacement, extension or renewal; and (2) the replacement, extension or renewal Lien is limited to no more than the same proportion of the shares of capital stock or other equity interests as were covered by the Lien that was replaced, extended or renewed.

(b)    The provisions of this Section 4.01 shall be an “additional covenant” for purposes of Section 5.04 of the Original Indenture and subject to covenant defeasance in accordance with Section 5.04 of the Original Indenture, including, without limitation, Section 5.04(g) (such that following a covenant defeasance with respect to such series of Securities, payment on such series of Securities may not be accelerated because of a default under or other reference to this Section 4.01).

ARTICLE FIVE

Miscellaneous Provisions

Section 5.01. The Original Indenture (as amended by the Sixth Supplemental Indenture), as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 5.02. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 5.03. THIS SUPPLEMENTAL INDENTURE AND EACH SERIES OF THE SECURITIES SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 5.04. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 5.05. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the Securities by the Company or as to the validity or sufficiency of this Supplemental Indenture or the Securities. The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds of the Securities. All of the rights, protections, benefits, immunities and indemnities afforded or given to the Trustee pursuant to the Original Indenture (as amended by the Sixth Supplemental Indenture) shall apply to and be enforceable by the Trustee acting in each of its capacities relating to the Securities and pursuant to this Supplemental Indenture mutatis mutandi as if set forth and incorporated herein. The Trustee is acting hereunder, not in its individual capacity, but solely in its capacity as Trustee, Note Registrar and paying agent for the Securities under the Indenture.

*    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

EVERGY, INC.

By	/s/ Lori A. Wright
	Name:	Lori A. Wright
	Title:	Vice President, Corporate Planning, Investor Relations and Treasurer

[CORPORATE SEAL]

ATTEST:

By	/s/ Heather A. Humphrey
	Name:	Heather A. Humphrey
	Title:	Senior Vice President, General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Karen Yu
	Name:	Karen Yu
	Title:	Vice President

STATE OF MISSOURI        )

) ss.

COUNTY OF JACKSON     )

On the 9th day of September, 2019, before me personally came Lori A. Wright, to me known, who, being by me duly sworn, did depose and say that she is Vice President, Corporate Planning, Investor Relations and Treasurer of EVERGY, INC., one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Annette G. Garter
Notary Public
My Commission Expires
October 6, 2021
Jackson County
Commission #13779753

STATE OF MISSOURI        )

) ss.

COUNTY OF JACKSON     )

On the 9th day of September, 2019, before me personally came Heather A. Humphrey, to me known, who, being by me duly sworn, did depose and say that she is Senior Vice President, General Counsel and Corporate Secretary of EVERGY, INC., one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Annette G. Carter
Annette G. Garter
Notary Public
My Commission Expires
October 6, 2021
Jackson County
Commission #13779753

Exhibit A

[FORM OF 2024 NOTE]

[Global Note]

For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Evergy, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERGY, INC.

2.45% NOTES DUE 2024

Interest Rate: 2.45% per annum	Principal Sum $
Maturity Date: September 15, 2024	CUSIP No. 30034W AA4
Registered Holder:

EVERGY, INC., a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from September 9, 2019, or from the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on March 15, 2020, and thereafter semi-annually on March 15 and September 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes (as defined below) remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the Notes do not remain in book-entry only form, except as otherwise provided in the Indenture.

The principal and interest payments on this Note will be made by the Company to the registered Holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 1, 2004, as supplemented by the Sixth Supplemental Indenture, dated as of June 4, 2018 and the Seventh Supplemental Indenture, dated as of September 9, 2019 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instruments), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms on which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $800,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the Notes. Any such additional notes, together with the Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the Notes, such additional notes will be issued under a separate CUSIP number.

Prior to August 15, 2024 (the “Par Call Date”), the Company shall have the right to redeem the Notes of this series, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

For purposes of determining the optional redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; or (3) if only one such Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of (1) BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and (2) a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates and successors, unless any of them ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of any series at the time outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange, substitution or upon the registration or transfer hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the minimum denomination of $2,000 and integral multiples of $1,000.

As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

The Company, the Trustee, any paying agent and any Authenticating Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the Vice President, Corporate Planning, Investor Relations and Treasurer and the Assistant Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

EVERGY, INC.

By
Name:
Title:

(SEAL)

By
Name:
Title:

Dated:

ATTEST:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Trustee

By
Authorized Signatory

Dated:

Exhibit B

[FORM OF 2029 NOTE]

[Global Note]

For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Evergy, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EVERGY, INC.

2.90% NOTES DUE 2029

Interest Rate: 2.90% per annum	Principal Sum $
Maturity Date: September 15, 2029	CUSIP No. 30034W AB2
Registered Holder:

EVERGY, INC., a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from September 9, 2019, or from the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on March 15, 2020, and thereafter semi-annually on March 15 and September 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered on the Regular Record Date for such Interest Payment Date, which will be (i) the close of business on the Business Day immediately preceding such Interest Payment Date so long as all of the Notes (as defined below) remain in book-entry only form or (ii) the fifteenth calendar day, whether or not such day is a Business Day, immediately preceding such Interest Payment Date if any of the Notes do not remain in book-entry only form, except as otherwise provided in the Indenture.

The principal and interest payments on this Note will be made by the Company to the registered Holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of June 1, 2004, as supplemented by the Sixth Supplemental Indenture, dated as of June 4, 2018 and the Seventh Supplemental Indenture, dated as of September 9, 2019 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instruments), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to BNY Midwest Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms on which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $800,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the price to the public, the Original Issue Date and the first Interest Payment Date, as applicable) as the Notes. Any such additional notes, together with the Notes, will constitute a single series of Notes under the Indenture; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the Notes, such additional notes will be issued under a separate CUSIP number.

Prior to June 15, 2029 (the “Par Call Date”), the Company shall have the right to redeem the Notes of this series, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if such Notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

For purposes of determining the optional redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; or (3) if only one such Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means each of (1) BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and (2) a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates and successors, unless any of them ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of any series at the time outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange, substitution or upon the registration or transfer hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the minimum denomination of $2,000 and integral multiples of $1,000.

As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefore.

The Company, the Trustee, any paying agent and any Authenticating Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the Vice President, Corporate Planning, Investor Relations and Treasurer and the Assistant Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

EVERGY, INC.

By
Name:
Title:

(SEAL)

By
Name:
Title:

Dated:

ATTEST:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By
Authorized Signatory

Dated: